UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

COLONY CREDIT REAL ESTATE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021 Notice of Annual Meeting of

Stockholders and Proxy Statement

To the Stockholders of Colony Credit Real Estate, Inc.:

It is our pleasure to invite you to the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) of Colony Credit Real Estate, Inc., a Maryland corporation (the “Company”). In light of continuing public health concerns, the 2021 Annual Meeting will be conducted virtually, via live audio webcast, on May 5, 2021, beginning at 8:30 a.m., Eastern Time. You will be able to attend the virtual 2021 Annual Meeting, vote your shares and submit questions during the meeting via live audio webcast by visiting https://web.lumiagm.com/286413441, using the passcode and control number as discussed in the enclosed Notice of Annual Meeting of Stockholders.

The enclosed materials include a notice of meeting, proxy statement, proxy card, self-addressed pre-paid envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2020.

Details of the business expected to come before the 2021 Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and proxy materials.

Your vote is important. Whether or not you intend to be present at the 2021 Annual Meeting via the live webcast, it is important that your shares be represented. Please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy materials provide you with details on how to authorize a proxy by these methods. If you determine to mail us your proxy, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the virtual 2021 Annual Meeting, you may withdraw your proxy and vote in person (virtually), if you so choose. Attendance alone will not revoke a previously authorized proxy.

We look forward to receiving your proxy and thank you for your continued support.

Sincerely,

DAVID A. PALAMÉ
General Counsel & Secretary

March 24, 2021

New York, New York

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Wednesday, May 5, 2021

8:30 a.m., Eastern Time

Via Live Audio Webcast: https://web.lumiagm.com/286413441

Webcast Passcode: colony2021

TO THE STOCKHOLDERS OF COLONY CREDIT REAL ESTATE, INC.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”) of Colony Credit Real Estate, Inc., a Maryland corporation, or the Company, will be held on Wednesday, May 5, 2021, at the above time via live webcast to consider and vote upon the following proposals:

1.

Election of Directors: Elect five directors nominated by the Company’s Board of Directors, each to serve until the 2022 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

2.	Advisory Vote on Executive Compensation: To approve (on a non-binding basis) the compensation of our named executive officers as of December 31, 2020;

3.

Ratification of Appointment of Independent Registered Public Accounting Firm: Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.	Other Business: Transact any other business that may properly come before the 2021 Annual Meeting or any postponement or adjournment of the 2021 Annual Meeting.

RECORD DATE

You can vote if you are a stockholder of record at the close of business on March 19, 2021.

WEBCAST INSTRUCTIONS

In addition to accessing the virtual meeting with the website address and passcode noted above, stockholders will be required to enter their unique 11-digit control number, which was previously provided on the proxy card or voting instructions forms. Registered holders can also request their control number by emailing proxy@astfinancial.com, and beneficial holders (stockholders whose shares are registered in the name of a bank, broker, trustee or other nominee) can obtain their control number by emailing a valid legal proxy (which can be obtained as described below) to proxy@astfinancial.com. You are encouraged to access the meeting prior to the start time leaving ample time for the check in.

PROXY VOTING

Your vote is very important. Whether or not you plan to attend the virtual 2021 Annual Meeting via live webcast, you are encouraged to read the proxy statement and submit your proxy card or voting instructions form as soon as possible to ensure that your shares are represented and voted at the 2021 Annual Meeting. If you hold your shares as a record holder, you may vote your shares by proxy via the phone or the Internet by following the instructions provided on the enclosed proxy card or by completing, signing, dating and returning your proxy card in the postage-paid envelope provided. If you hold your shares through a broker or other custodian, please follow the instructions you received from the holder of record to vote your shares.

By Order of the Board of Directors,

DAVID A. PALAMÉ

General Counsel and Secretary

March 24, 2021

New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on

Wednesday, May 5, 2021.

This proxy statement and our 2020 Annual Report are available at:

http://ir.clncredit.com/events-and-presentations/events or

http://www.astproxyportal.com/ast/CLNC

Proxy Summary

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to the “Company,” “we,” “our” or “us” mean Colony Credit Real Estate, Inc., a Maryland corporation. References to our “Manager” refer to CLNC Manager, LLC, a subsidiary of Colony Capital, Inc., a Maryland corporation.

2021 ANNUAL MEETING

•	Date and Time: Wednesday, May 5, 2021, at 8:30 a.m., Eastern Time
•	Place: Via live audio webcast at https://web.lumiagm.com/286413441; passcode: colony2021 (unique 11-digit control number required)
•

Voting: Only holders of record of the Company’s Class A common stock, $0.01 par value per share (the “common stock”), as of the close of business on March 19, 2021 (the “Record Date”) will be entitled to notice and to vote at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) and any postponement or adjournment thereof. Each share of common stock entitles its holder to one vote.

•

Technical Support for the 2021 Annual Meeting: If you have difficulty accessing the virtual 2021 Annual Meeting, technicians will be available to assist you via the toll free phone number listed at https://web.lumiagm.com/286413441.

PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL		BOARD RECOMMENDATION	FOR MORE INFORMATION
1	Election of Directors	FOR all nominees	Page 9 & 12

2	To approve (on a non-binding basis) the compensation of our named executive officers as of December 31, 2020	FOR	Page 31

3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR	Page 32

Stockholders will also consider and vote upon any other matter that properly comes before the 2021 Annual Meeting or any postponement or adjournment thereof.

BOARD NOMINEES

The following table summarizes information about the five candidates who have been nominated by our Board of Directors (our “Board”) for election to our Board at the 2021 Annual Meeting. In 2020, our Board met on 12 occasions. All current directors attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during fiscal year 2020.

The Company’s nominee board will be led by an Independent Chairperson, with independent board member representation of 80%.

NAME	AGE(1)	DIRECTOR SINCE	INDEPENDENCE STATUS	OCCUPATION	COMMITTEE MEMBERSHIPS
					AC	CC	NCG

Catherine D. Rice(2)	61	2018	Yes	Private Investor; Former Senior Managing Director of W.P.Carey	M	M	M

Vernon B. Schwartz	70	2018	Yes	Private Investor; Former Executive Vice President iStar	M	C	M

John E. Westerfield	62	2018	Yes	Chief Executive Officer of Mitsui Fudosan America, Inc.	M	M	C

Winston W. Wilson	53	2018	Yes	Private Practice; Adjunct Professor – Pace University	C, E	M	M

Michael J. Mazzei	59	2020	No	Chief Executive Officer and President of Colony Credit Real Estate, Inc.	—	—	—

Proxy Summary

(1)	As of March 19, 2021
(2)	Recommended by the Board to serve as Independent Chairperson upon election

AC Audit Committee CC Compensation Committee NCG Nominating and Corporate Governance Committee

C Committee Chair M Committee Member E Audit Committee Financial Expert

HOW TO CAST YOUR VOTE OR AUTHORIZE A PROXY

We have provided three different methods for you to vote or authorize a proxy to vote your shares. Please see “About the Meeting (FAQs)” beginning on the next page for further information.

	How to Vote / Authorize a Proxy	Stockholder of Record (Shares registered in your name with American Stock Transfer & Trust Company)	Street Name Holders (Shares held through Broker, Bank or Other Nominee)

BY INTERNET USING A COMPUTER	Visit the applicable voting website and follow the on-screen instructions:	www.voteproxy.com	Refer to voting instruction form.

BY TELEPHONE	In the United States call: In foreign countries call:	1-800-proxies 1-718-921-8500	Refer to voting instruction form.

BY MAIL	Sign, date and return by mail:	Completed proxy card.	Refer to voting instruction form.

DURING THE VIRTUAL MEETING	For instructions on attending the virtual 2021 Annual Meeting, please see the notice of annual meeting and page 4 hereof.

About the Meeting (FAQs)

ABOUT THE MEETING (FAQs)

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING

Why am I receiving this proxy statement?

This proxy statement contains information related to the solicitation of proxies for use at our 2021 Annual Meeting, to be held as a virtual meeting, via live webcast, at 8:30 a.m., Eastern Time, on Wednesday, May 5, 2021, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Colony Credit Real Estate, Inc. on behalf of our Board. This Proxy Statement, the enclosed proxy card and our 2020 annual report to stockholders (“Annual Report”) are first being mailed to stockholders on or about March 24, 2021. You are encouraged to monitor our investor relations website at http://ir.clncredit.com for updated information about the 2021 Annual Meeting.

Who is entitled to vote at the 2021 Annual Meeting?

Only holders of record of our common stock at the close of business on March 19, 2021, the Record Date for the 2021 Annual Meeting, are entitled to receive notice of the 2021 Annual Meeting and to vote at the meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

What are the voting rights of stockholders?

Holders of our common stock vote together on all proposals for consideration at the 2021 Annual Meeting. Each holder of our common stock outstanding on the Record Date is entitled to one vote per share on each proposal to be voted on.

Who can attend the 2021 Annual Meeting?

All holders of our common stock at the close of business on March 19, 2021, the Record Date for the 2021 Annual Meeting, or their duly appointed proxies, are authorized to participate in the 2021 Annual Meeting.

What will constitute a quorum at the 2021 Annual Meeting?

The presence at the meeting, in person (virtually) or by proxy, of holders of our common stock entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. We will include abstentions and broker non-votes in the calculation of the number of votes considered to be present and entitled to vote at the meeting for purposes of determining whether a quorum exists. Under applicable New York Stock Exchange (“NYSE”) rules (the exchange on which shares of our common stock are traded), brokers holding shares of our common stock for beneficial owners in nominee or “street name” must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.”

Broker non-votes may arise in the context of voting for the election of directors and on the advisory vote regarding “say-on-pay” described in this proxy statement, because such proposals are considered non-routine matters. Unless specific voting instructions are provided by the beneficial owner, the broker will be unable to vote for the election of directors and on the “say-on-pay” proposal. Accordingly, we urge stockholders who hold their shares through a broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals.

The ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is a matter considered routine under applicable NYSE rules. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.

As of the Record Date, there were 129,849,135 shares of our common stock outstanding.

How do I vote shares that are held in my name?

If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you may vote by any of the following means:

•	Internet: You may vote by internet by visiting the applicable voting website and following the on-screen instructions.

About the Meeting (FAQs)

•	Telephone: You may vote by telephone by calling 1-800-proxies in the United States and +1 (718) 921-8500 in foreign countries.
•	Mail: You may vote by mail by completing and signing your proxy card and returning it in the enclosed, prepaid and addressed envelope.
•

In Person (Virtually) at the Annual Meeting: If you are a “stockholder of record,” you may participate in and vote your shares in person at the virtual meeting by visiting https://web.lumiagm.com/286413441; passcode: colony2021 (unique 11-digit control number required). To vote, you will need your control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. Please note that even if you plan to virtually attend the 2021 Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented. Your voting in person (virtually) at the 2021 Annual Meeting will automatically result in the revocation of any previously submitted proxy.

How do I vote my shares that are held by my broker?

If your shares are held by a bank, broker, trustee or other nominee, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements and will be included in the voter instruction form. Alternatively, to participate in and vote your shares at the 2021 Annual Meeting, you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting, and you will be assigned a virtual control number in order to vote your shares during the 2021 Annual Meeting.

How are votes counted?

Proxies submitted properly by one of the methods discussed above and not subsequently revoked, will be voted as directed by you. If your properly signed proxy does not provide specific voting instructions, the persons designated as proxy holders on the proxy card will vote (1) “FOR” each nominee for director, (2) “FOR” the advisory approval of the resolution approving the compensation of our named executive officers as of December 31, 2020, (3) “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and as recommended by our Board with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in such proxy holder’s own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) filing with David A. Palamé, our General Counsel and Secretary, a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the virtual meeting and voting in person. Attendance at the meeting alone will not act to revoke a prior proxy. Notices of revocation or later dated proxies should be sent to the following address: David A. Palamé, General Counsel and Secretary, Colony Credit Real Estate, Inc., 590 Madison Ave., 34th Floor, New York, New York 10022.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses. We have retained D.F. King & Co., Inc. at an aggregate estimated cost of $10,000, plus out-of-pocket expenses, to assist in the solicitation of proxies.

How many votes are required to approve the proposals?

The affirmative vote of a majority of the total votes cast for and against such nominee at a meeting duly called and at which a quorum is present is required for the election of a director, unless there is a contested election, in which case directors shall be elected by a plurality of votes cast at a meeting. For purposes of the foregoing, a majority of the votes cast means that the number of shares that are cast and are voted “for” the election of a director must exceed the number of shares that are cast and are voted “against” the election of a director. In any uncontested election of a director, any incumbent director who does not receive a majority of the votes cast with respect to the election of such director shall tender his or her resignation within three days after certification of the results, in accordance with the Company’s written corporate governance guidelines. For purposes of the election of directors, pursuant to our organizational documents and Maryland state law, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

About the Meeting (FAQs)

The affirmative vote of a majority of the votes cast at the meeting is required for approval of the advisory “say on pay” resolution regarding the compensation of our named executive officers. For purposes of the foregoing, a majority of the votes cast means that the number of shares that are cast and are voted “for” the resolution must exceed the number of shares that are cast and are voted “against” the resolution. For purposes of the vote on this proposal, pursuant to our organizational documents and Maryland state law, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021. For purposes of the foregoing, a majority of the votes cast means that the number of shares that are cast and are voted “for” the resolution must exceed the number of shares that are cast and are voted “against” the resolution. For purposes of the vote on this proposal, pursuant to our organizational documents and Maryland state law, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	Proposal 1: FOR the election of each of the nominees for director specified in this proxy statement;
•	Proposal 2: FOR the non-binding advisory approval of the resolution approving the compensation of our named executive officers as of December 31, 2020; and
•	Proposal 3: FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2021.

Company Overview

COMPANY OVERVIEW

OUR BUSINESS

Colony Credit Real Estate, Inc. is a commercial real estate (“CRE”) credit real estate investment trust (“REIT”) focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be our primary investment strategy. The Company is focused on consistently providing attractive risk-adjusted returns to our stockholders primarily through cash distributions and the preservation of invested capital. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

The Company conducts all of its activities and holds substantially all of its assets and liabilities through Credit RE Operating Company, LLC (the “Operating Partnership”), a Delaware limited liability company. As of December 31, 2020, the Company owned 97.7% of the Operating Partnership, as its sole managing member. The remaining 2.3% is owned by a subsidiary of Colony Capital, Inc. as non-controlling interests.

The Company elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2018. We are organized and conduct our operations to qualify as a REIT and generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain qualification as a REIT (although we are subject to U.S. federal income tax on income earned through our taxable subsidiaries). We also operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

The Company is externally managed by CLNC Manager, LLC (the “Manager”), a subsidiary of Colony Capital, Inc. (“Colony Capital”), a NYSE-listed global investment firm.

Our principal executive offices are located at 515 S. Flower St., 44th Floor, Los Angeles, CA 90071. Our telephone number is 1-310-282-8820, and our website address is www.clncredit.com.

OUR INVESTMENT STRATEGY

Our objective is to generate consistent and attractive risk-adjusted returns to our stockholders. We seek to achieve this objective primarily through cash distributions and the preservation of invested capital. We believe our diversified investment strategy across the CRE capital stack provides flexibility through economic cycles to achieve attractive risk-adjusted returns. This approach is driven by a disciplined investment strategy, focused on:

•	capitalizing on asset level underwriting experience and market analytics to identify investments with pricing dislocations and attractive risk-return profiles;
•

primarily originating and structuring CRE senior mortgage loans and selective investments in mezzanine loans and preferred equity with attractive return profiles relative to the underlying value and financial operating performance of the real estate collateral, given the strength and quality of the sponsorship;

•

structuring transactions with a prudent amount of leverage, if any, given the risk of the underlying asset’s cash flows, attempting to match the structure and duration of the financing with the underlying asset’s cash flows, including through the use of hedges, as appropriate;

•

identifying net leased real estate investments based on property location and purpose, tenant credit quality, market lease rates and potential appreciation of, and alternative uses for, the real estate; and

•	creating capital appreciation opportunities through active asset management and equity participation opportunities.

The period for which we intend to hold our investments will vary depending on the type of asset, interest rates, investment performance, micro and macro real estate environment, capital markets and credit availability, among other factors. We generally expect to hold debt investments until the stated maturity and equity investments in accordance with each investment’s proposed business plan. We may sell all or a partial ownership interest in an investment before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

During the third quarter of 2019, the Company completed a comprehensive portfolio bifurcation plan, managing its business operations in two key portfolios, a Core Portfolio and Legacy, Non-Strategic Portfolio. The Core Portfolio consists of senior and mezzanine loans and preferred equity investments, commercial real estate (“CRE”) debt securities and net leased real estate assets, which together have been the Company’s target assets since inception. The Legacy, Non-Strategic Portfolio consists

Company Overview

of direct investments in operating real estate such as multi-tenant office and multifamily residential assets, real estate acquired in settlement of loans, real estate private equity interests and certain retail and other legacy loans originated prior to the combination that created the Company on January 31, 2018. As part of this plan, investment-level business plans were amended to accelerate legacy, non-strategic portfolio dispositions to redeploy available proceeds into the Company’s Core Portfolio to focus on core business growth.

As of December 31, 2020, the Company resolved 56 investments from the Legacy, Non-Strategic Portfolio and the remaining Legacy, Non-Strategic Portfolio net asset value represented less than 1% of Company total net book value.

CORPORATE GOVERNANCE STRUCTURE AND HIGHLIGHTS

The Company adopted and maintains the following corporate governance features. The Board and management believe that having these additional stockholder-focused corporate governance elements has the opportunity to enhance the Company’s business and value to stockholders.

1.            Majority Independent Directors with Extensive Real Estate and Board Governance Experience. Our Board includes seven directors as of the date hereof and prospectively five upon re-election in accordance with the 2021 Annual Meeting. In each case, four directors are independent, who are each highly respected and recognized leaders in commercial real estate and related industries. As a result, the Company’s Board will reflect independent board membership of 80%. All of our NYSE-required Board committees consist solely of independent directors.

2.            Independent Chairperson; Lead Independent Director. Concurrent with the re-election of directors at the 2021 Annual Meeting, Catherine D. Rice shall serve as the Independent Chairperson of the Company. To date, Ms. Rice has served as the Company’s Lead Independent Director. In each case, the Independent Chairperson shall promote (and historically the Lead Independent Director has promoted) the independence of the Board, oversight of management and to facilitate open discussion and communication among the independent directors and management.

3.            Board Diversification and Refreshment. Importantly, since inception in 2018, 50% of our independent directors have comprised either gender or racial/ethnic diversity. Prospectively, upon re-election at the 2021 Annual Meeting, 50% of the independent directors (and 40% of the Board) will be represented by individuals of either gender or racial/ethnic diversity. Generally, our Board recognizes the benefits of multifaceted diversity, including the importance of having the right mix of skills, expertise, experience, fresh perspectives, and a commitment to continuously reviewing its capabilities. Notably, upon re-election, the four incumbent independent directors would begin their fourth year of service on the Board and Mr. Mazzei would begin his second year of service on the Board.

4.            No Classified Board. All of the Company’s directors stand for election annually.

5.            Majority Voting Standard for Election of Directors. In uncontested elections, our Board will be elected by majority vote, with incumbent directors who are not re-elected being required to submit a resignation. A plurality voting standard will apply to contested elections.

6.            Anti-Hedging and Anti-Pledging Policy. The Company adopted a robust policy on inside information and insider trading, to which all “covered persons” (as defined therein), including all directors and executive officers of the Company, are subject. In part, this policy strictly prohibits, at all times, the trading in call or put options involving the Company’s securities and other derivative securities; engaging in short sales of the Company’s securities; holding the Company’s securities in a margin account; all other hedging or monetization transactions related to the Company’s securities; and, except in limited circumstances, pledging the Company’s stock to secure margin or other loans.

7.            Board Leadership. The roles of Chairman and Chief Executive Officer are separate.

8.            Independent Director Meetings. Independent Directors meet regularly in executive session (separate from management).

9.            Outside Advisor Guidance. The Board and each committee have express authority to retain outside advisors, including (i) an independent compensation consultant to advise the Compensation Committee, and (ii) separate financial and legal advisors to represent the Special Committee.

10.          Compensation Review. Independent Directors conduct an annual review of the CEO, Manager and Company performance.

11.          Stockholder Right to Amend Company Bylaws. Effective April 16, 2020, the Board unanimously approved the Company’s Third Amended and Restated Bylaws, to provide stockholders with the power, by the affirmative vote of a majority of all votes entitled to be cast, to adopt, alter or repeal any provision of such bylaws, and to make new bylaws, at a duly called annual meeting or special meeting of the stockholders and at which a quorum is present.

Company Overview

COMMITMENT TO ENVIRONMENTAL, SOCIAL & GOVERNANCE (ESG) INITIATIVES

The Company’s Manager became a signatory to the United Nations supported Principles for Responsible Investment (PRI) in 2020. The PRI provides a framework, through its six principles, for consideration of environmental, social and governance (“ESG”) factors in portfolio management and investment decision-making. The six principles ask an investment manager, to the extent consistent with its fiduciary duties, to seek to: (1) incorporate ESG issues into investment analysis and decision-making processes; (2) be an active owner and incorporate ESG issues into its ownership policies and practices; (3) obtain appropriate disclosure on ESG issues by the entities in which it invests; (4) promote acceptance and implementation of the PRI principles within the investment industry; (5) work to enhance its effectiveness in implementing the PRI principles; and (6) report on its activities and progress toward implementing the PRI principles.

The Company and its team are committed to upholding all six principles of the PRI, aiming to build a sustainable future by creating economic value, preserving resources and improving the communities in which we operate. The Company has implemented diligence and periodic review protocols of borrowers, sponsors, partners, vendors and service providers to (i) better understand counterparty commitments made to ESG initiatives and, (ii) in return, educate and highlight to counterparties the relevance of ESG initiatives to the Company. In addition, the Company’s investment and portfolio management teams evaluate the extent that environmental and sustainability initiatives that may be integrated in the collateral underlying our target loan assets. The Company believes that a commitment to ESG initiatives among business relationships and directly or indirectly in the underlying investments of the Company represents a key risk mitigant and value enhancing results for the Company.

Specifically, the Company is guided by the following goals:

•	Efficiently Manage Resources: Integrate leading ESG practices throughout our operations while collaborating with service providers, tenants and communities
•

Lead Transparently: Better understand counterparty commitment, measure and manage our business operations to improve environmental and financial performance and openly communicate progress with stakeholders

•

Create a Positive Impact: Make a positive, lasting impact in our global communities by working to improve the health and well-being of our employees and supporting charitable activities, including through a commitment to diversity, equity and inclusion in hiring and engagement practices

•	Invest Responsibly: Build a resilient portfolio that reduces risks and recognizes opportunities to preserve resources while enhancing economic value

STOCKHOLDER ENGAGEMENT

We value our stockholders’ perspectives on our business and interact with stockholders through numerous engagement activities. These engagement activities, and the perspectives we learn, are informative and helpful to us in our ongoing efforts managing the business. The (i) portfolio bifurcation plan and (ii) enhanced portfolio, asset-by-asset and risk ranking disclosures in our publicly filed periodic reports (further developed in our recently filed annual report on Form 10-K for the fiscal year ended December 31, 2020) are two examples of efforts influenced by stockholder communications intended to provide a better perspective on the strategic direction and performance of the business.

Our Investor Relations department is the contact point for stockholder interaction with the Company. For questions concerning Investor Relations, please call +1-310-829-5400 or e-mail us from the Contact Us/Email Alerts page of the “Shareholders” section available on our website at www.clncredit.com.

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

Proposal No. 1: Election of Directors

PROPOSAL NO. 1: Election Of Directors

Our Board currently consists of seven members. Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has unanimously recommended reducing the size of the board effective as of the 2021 Annual Meeting such that the following five persons be elected to serve on our Board from and after the 2021 Annual Meeting and until the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified: Catherine D. Rice, Vernon B. Schwartz, John E. Westerfield, Winston W. Wilson, and Michael J. Mazzei. Ms. Rice and Messrs. Schwartz, Westerfield, Wilson and Mazzei are current directors of the Company. In connection with the nomination and recommendation by the Board, the current terms served by Messrs. Mark M. Hedstrom and Andrew E. Witt will cease at the 2021 Annual Meeting and they will not continue as directors of the Company following the meeting.

Our Board has affirmatively determined that the following four director nominees are “independent” directors under the rules of the NYSE and under applicable rules of the U.S. Securities and Exchange Commission (the “SEC”): Catherine D. Rice, Vernon B. Schwartz, John E. Westerfield and Winston W. Wilson. Upon election at the 2021 Annual Meeting, 80% of the Board will be represented by independent directors.

Our Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.

Vote Required and Recommendation

The affirmative vote of a majority of the total votes cast for and against each nominee for director at the meeting is required for the election of such nominee as a director. For the purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs) – How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

Board of Directors

BOARD OF DIRECTORS

The following sets forth certain information concerning our director nominees. The director nominees listed below are leaders in business as well as in the real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of accomplishments. Each director nominee has been nominated to stand for re-election in part because of his or her ability and willingness to evaluate and support the implementation of our strategies. The Nominating and Corporate Governance Committee recommended each director nominee to serve on the Board until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified.

The information below includes each director nominee’s name, principal occupation, business history and certain other information, including the specific experience, qualifications, attributes and skills that led our Board to conclude that each such person should serve as a director of the Company.

NAME	AGE(1)

Catherine D. Rice(2)	61

Vernon B. Schwartz	70

John E. Westerfield	62

Winston W. Wilson	53

Michael J. Mazzei	59

(1)	As of March 19, 2021
(2)	Recommended by the Board to serve as Independent Chairperson upon election

Catherine D. Rice. Catherine D. Rice is a director of the Company. Ms. Rice has served as a director of Store Capital Corporation, a New York Stock Exchange publicly listed company (NYSE: STOR), since November 2017. Ms. Rice has also served as a director of RMG Acquisition Corporation II, a NASDAQ publicly listed company (NASDAQ: RMGBU), since its initial public offering in December 2020, and as a director of RMG Acquisition Corporation III, a NASDAQ publicly listed company (NASDAQ: RMGCU), since its initial public offering in February 2021. Ms. Rice has over 30 years of experience in the real estate capital and investment markets and in the management and operation of public and private real estate companies.

From June 2015 to February 2016, Ms. Rice was Senior Managing Director of W.P. Carey Inc. (“W.P. Carey”), a New York Stock Exchange publicly listed company (NYSE: WPC), one of the largest public global net-lease REITs. Prior to that role, from March 2013 to June 2015, Ms. Rice was Managing Director and Chief Financial Officer of W.P. Carey. While at W.P. Carey, Ms. Rice completed a comprehensive reorganization of the finance, accounting, and IT functions as well as the development of the investor relations and capital markets areas to facilitate the company’s growth plan. She was responsible for financial strategy, public capital-raising initiatives and company-wide strategic evaluation, and was also a member of the operating and investment committees.

Prior to joining W.P. Carey, Ms. Rice was a partner and a Managing Director at Parmenter Realty Partners, a private real estate investment firm focused on distressed and value-add properties in the southern regions of the U.S. Her responsibilities included both capital raising and investing for the firm’s fourth fund. Prior to that, Ms. Rice was the Chief Financial Officer of iStar Inc. (“iStar”) (NYSE: STAR), a publicly traded finance company focused on the commercial real estate industry, where she was responsible for financial strategy and capital-raising initiatives, financial reporting and investor relations.

Ms. Rice spent the first 16 years of her career as a professional in the real estate investment banking groups of Merrill Lynch, Lehman Brothers and Banc of America Securities. During her career as an investment banker, she was involved in numerous capital-raising and strategic advisory transactions, including REIT IPOs, public and private debt and equity offerings, mergers and acquisitions, leveraged buyouts, and asset and corporate acquisitions and dispositions.

Ms. Rice received a Bachelor of Arts degree from the University of Colorado and a Master of Business Administration from Columbia University.

Consideration for Ms. Rice’s Recommendation: Ms. Rice’s extensive real estate and capital markets experience, her recent leadership as a chief financial officer of real estate and finance focused publicly listed companies, as well as her current and past service on the boards of real estate investment trusts and other real estate-based organizations, highlights her value to continue serving as a director (and Independent Chairperson) of the Company.

Board of Directors

Vernon B. Schwartz. Vernon B. Schwartz is a director of the Company. Mr. Schwartz was an independent director of NorthStar Real Estate Income Trust, Inc. and a member of its Audit Committee, positions he held between March 2016 and January 2018. Mr. Schwartz served as Executive Vice President at iStar from 2005 to February 2017, where he was responsible for managing a portfolio of real estate investments, including iStar’s condominium portfolio and its European assets. He has also served as President of AutoStar, iStar’s platform focused on the auto dealership market.

Mr. Schwartz has been active in real estate investment and development for almost 30 years. Previously, Mr. Schwartz was a founding partner and Chief Executive Officer of Falcon Financial, the predecessor of AutoStar before it was acquired by iStar in 2005. Prior to forming Falcon Financial, Mr. Schwartz was the Chief Executive Officer of Soros Real Estate Advisors, the advisor to Quantum Realty Partners, an offshore real estate investment fund sponsored by George Soros and Paul Reichmann. Mr. Schwartz previously served as Chairman, President and Chief Executive Officer of Catellus Development Corporation, the largest private landowner in the state of California, and also held executive positions at both Bank of Montreal and The Hahn Company, a developer, owner and operator of regional shopping centers.

Mr. Schwartz has a Bachelor of Commerce degree in Economics and a Master of Business Administration from the University of the Witwatersrand in Johannesburg, South Africa.

Consideration for Mr. Schwartz’s Recommendation: Mr. Schwartz’s strengths include his knowledge of the real estate investment and finance industries, including his extensive experience in real estate development and portfolio management, both domestically and internationally. With prior executive experience for real estate related companies and board service for a predecessor of the Company, Mr. Schwartz is recommended to serve as an independent director of the Company.

John E. Westerfield. John E. Westerfield is a director of the Company. Mr. Westerfield serves as Chief Executive Officer of Mitsui Fudosan America, Inc. (“MFA”) and is a member of MFA’s board of directors. MFA is the U.S. subsidiary of Mitsui Fudosan Group, a publicly listed real estate company in Japan. Mr. Westerfield was appointed Chief Executive Officer of MFA in April 2015 after serving as Senior Advisor to MFA’s board of directors from 2012 to 2015.

Mr. Westerfield spent the majority of his career as a managing director at Morgan Stanley, having joined the firm in 1985 upon graduation from business school. At Morgan Stanley, Mr. Westerfield worked in numerous roles in investment banking, fixed income and investment management, all with a specialization in commercial real estate finance and investment. In his last role at Morgan Stanley, Mr. Westerfield had responsibility for the firm’s global commercial mortgage finance business. Upon retirement from Morgan Stanley in June 2008, Mr. Westerfield formed and managed Braddock Capital Management LLC, a private company which invested in REITs and commercial real estate related assets, including various office, industrial, multi-family rental and condominium development projects, primarily in the New York area.

Mr. Westerfield received a Master of Business Administration from Harvard Business School in 1985 and a Bachelor of Arts in Government from Dartmouth College in 1981.

Consideration for Mr. Westerfield’s Recommendation: Mr. Westerfield’s extensive knowledge of commercial real estate finance and investment, continuing leadership as a chief executive officer of a prominent U.S. focused real estate investment business, and expertise in strategic business planning and investment strategy, highlight attributes qualifying him to serve as an independent director of the Company.

Board of Directors

Winston W. Wilson. Winston W. Wilson is a director of the Company. Mr. Wilson was an independent director of NorthStar Real Estate Income II, Inc. and the chairman and financial expert of its Audit Committee, positions he held between April 2013 and January 2018. Mr. Wilson has also served as a director of NorthStar/RXR New York Metro Real Estate, Inc. and as the chairman and financial expert of its audit committee between February 2015 and October 2018.

Prior to becoming a board member, Mr. Wilson most recently worked for Grant Thornton’s New York office, from August 2008 until December 2012 as Partner in Charge and Financial Services Industry Leader, and from August 2011 until December 2012 as National Asset Management Sector Leader. Mr. Wilson has over 29 years of experience with financial services companies including, among others, mortgage and equity REITs, broker-dealers, mutual funds and registered investment advisors. Prior to joining Grant Thornton in 2000, Mr. Wilson worked for PricewaterhouseCoopers LLP, Credit Suisse First Boston and Brown Brothers Harriman & Co. Mr. Wilson is a certified public accountant in the states of New York, New Jersey and Pennsylvania. He is a member of the American Institute of Certified Public Accountants and New York State Society of CPAs. Mr. Wilson was also previously a member of the American Institute of Certified Public Accountants (AICPA) Investment Company Expert Panel, as well as a member of the Strategic Partners Advisory Committee for Managed Funds Associations.

Mr. Wilson has a Master of Business Administration in Finance and Marketing from New York University’s Stern School of Business in New York, New York and a Master of Science in Economics and a Bachelor of Science in Accounting from Brooklyn College in Brooklyn, New York. Mr. Wilson also has a doctorate degree in management from Pace University, New York, where he is also an adjunct professor.

Consideration for Mr. Wilson’s Recommendation: Mr. Wilson’s expertise in finance and accounting service, through years of service for leading accounting firms in addition to board and audit committee representation for public commercial real estate investment companies, highlight his leading qualifications to serve as a director of the Company.

Michael J. Mazzei. Michael J. Mazzei is the Company’s Chief Executive Officer and President. Mr. Mazzei will lead and oversee our operations, including investment and credit risk, capital raising and relationship management activities among stockholders, clients, partners, financing counterparties, research analysts and rating agencies.

Mr. Mazzei served as a member of the board of directors of Ladder Capital Corp from June 2017 through March 2020. Previously, Mr. Mazzei served as President of Ladder Capital from June 2012 through June 2017. From September 2009 to June 2012, Mr. Mazzei served as Global Head of the CMBS and Bank Loan Syndication Group at Bank of America Merrill Lynch.

Prior to that, Mr. Mazzei served as Co-Head of CMBS and Commercial Real Estate Debt Markets at Barclays Capital from March 2004 to June 2009. Prior to Barclays Capital, Mr. Mazzei spent 20 years at Lehman Brothers, including 18 years in commercial real estate finance-related functions. Having started in commercial mortgage trading in 1984, Mr. Mazzei became the head of CMBS in 1991 and served as the Co-Head of Global Real Estate Investment Banking from March 2002 to February 2004.

Mr. Mazzei received a B.S. from Baruch College and a J.D. from St. John’s University School of Law, and is a graduate of the New York University Real Estate Institute.

Consideration for Mr. Mazzei’s Recommendation: Mr. Mazzei’s over 35 years of experience in commercial real estate finance and having served as executive officer, director and in other senior leadership positions at a series of commercial real estate financing and banking institutions qualify him to serve as a director of the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

Executive Officers

EXECUTIVE OFFICERS

The following sets forth certain information concerning our executive officers. Our executive officers are appointed annually by our Board.

NAME	AGE(1)	POSITION
Michael J. Mazzei	59	Chief Executive Officer and President
Andrew E. Witt	43	Chief Operating Officer
Frank V. Saracino	54	Chief Financial Officer, Chief Accounting Officer and Treasurer
David A. Palamé	43	General Counsel and Secretary

(1)	As of March 19, 2021

Michael J. Mazzei. See biography in “Board of Directors” above.

Andrew E. Witt. Andrew E. Witt is our Chief Operating Officer and a member of our Board of Directors. From February 2020 until his appointment as Chief Operating Officer in April 2020, Mr. Witt served as our Interim President and Chief Executive Officer. In addition, Mr. Witt is Managing Director and Chief Operating Officer of Global Credit at Colony Capital. In his roles at Colony Capital, Mr. Witt is primarily focused on credit related operations and initiatives, including product development, investor relations and marketing of private offerings globally. Prior to taking on this most recent role he served as an investment professional responsible for the identification, evaluation, and consummation of real estate related investments. Mr. Witt also served as an Executive Vice President of Colony American Homes where he was responsible for overseeing investments in single family residential property which culminated in the acquisition of nearly 20,000 homes.

Prior to joining the Colony Capital business in 2007, Mr. Witt founded and managed a business in the industrial medicine sector. Mr. Witt received his Master of Business Administration from the University of Southern California and Bachelor of Arts in International Relations with a focus on International Economics from Stanford University. Mr. Witt was also a member of the 2000 U.S. Men’s Volleyball Olympic Team.

Frank V. Saracino. Frank V. Saracino serves as our Chief Financial Officer, Chief Accounting Officer and Treasurer, having served as our Chief Accounting Officer since November 2018. Mr. Saracino also serves as Managing Director at Colony Capital where he is responsible for the financial accounting and reporting for certain Colony Capital managed real estate investment trusts and vehicles as Chief Financial Officer, which he has performed since August 2015.

Prior to joining a predecessor of the Colony Capital business in 2015, Mr. Saracino was a Managing Director with Prospect Capital Corporation where he served from inception as Chief Financial Officer of its real estate investment trust subsidiaries and registered closed-end investment companies. From 2008 to 2012, Mr. Saracino was a Managing Director and America’s co-head of finance at Macquarie Group, and 2004 to 2008 he was Chief Accounting Officer of eSpeed, Inc., a publicly-traded subsidiary of Cantor Fitzgerald.

Mr. Saracino started his career at Coopers & Lybrand during which period he earned a CPA, and subsequently worked in corporate finance at Deutsche Bank. Mr. Saracino holds a Bachelor of Science degree from Syracuse University.

David A. Palamé. David A. Palamé is General Counsel and Secretary at the Company. Mr. Palamé is responsible for legal, administrative, regulatory and compliance activities, corporate secretarial and other support for the Company’s business.

In addition, Mr. Palamé serves as Managing Director and Deputy General Counsel of Colony Capital, where he is responsible for global legal, private capital formation, investment allocation and support for the Colony Capital business. Prior to joining the Colony Capital business in 2007, Mr. Palamé was an associate with the law firm of Sullivan & Cromwell LLP and previously served as a law clerk to the Honorable William J. Rea, United States District Court for the Central District of California at Los Angeles.

Mr. Palamé received a Bachelor of Arts degree from the State University of New York at Buffalo and a Juris Doctor degree from the University of Pennsylvania Law School, where he served on the board of officers of the University of Pennsylvania Law Review.

Corporate Governance

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES, CODES OF ETHICS AND COMMITTEE CHARTERS

We are committed to strong corporate governance practices and, as such, we have adopted our Corporate Governance Guidelines and Codes of Ethics discussed below to enhance our corporate governance effectiveness. Our Board maintains charters for all Board committees. These guidelines, codes and our committee charters are available on our website at www.clncredit.com under the heading “Shareholders—Corporate Governance.” You can also receive a copy of our Corporate Governance Guidelines and Codes of Ethics, without charge, by writing to the General Counsel at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022.

Our Corporate Governance Guidelines are designed to assist our Board in exercising its responsibilities. Our Corporate Governance Guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. Our Code of Business Conduct and Ethics relates to the conduct of our business by our officers and directors and the employees, officers and directors of our Manager (and Colony Capital) who provide services to us. We seek to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those related to doing business outside the United States. Our Code of Business Conduct and Ethics is designed to avoid situations in which personal interests conflict, or have the appearance of conflicting, with those of the Company. Among other things, our Code of Business Conduct and Ethics prohibits our directors, executive officers and employees and employees and officers of our Manager, among other persons (“covered persons”), from providing gifts, meals or anything of value to government officials or employees or members of their families in connection with our business without prior written approval from the Company’s General Counsel or Chief Executive Officer. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and other senior financial and accounting officers of the Company performing similar functions who have been identified by the Chief Executive Officer from time to time. Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Audit Committee or another committee of the Board of Directors comprised solely of independent directors or a majority of independent directors. We will disclose on our website any amendments to our Corporate Governance Guidelines, Codes of Ethics or committee charters or waivers from our Codes of Ethics applicable to any of our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

DIRECTOR INDEPENDENCE

Of our five directors being nominated for re-election by our Board, our Board has affirmatively determined that Ms. Rice and Messrs. Schwartz, Westerfield and Wilson are independent under the NYSE rules and under applicable rules of the SEC. In determining director independence, our Board reviewed, among other things, any transactions or relationships that currently exist or that have existed since our incorporation, between each director and the Company and its subsidiaries, affiliates and equity investors, independent auditors or members of senior management. In particular, our Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests under the NYSE rules for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

BOARD LEADERSHIP STRUCTURE, INCLUDING INDEPENDENT CHAIRPERSON BEGINNING MAY 2021

Our Board believes it is important to select its Chairperson and the Company’s Chief Executive Officer in the manner it considers to be in the best interests of the Company at any given point in time. The members of our Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs.

After careful consideration, our Board believes that the most effective leadership structure for the Company at this time is to maintain separate the roles of Chairperson and Chief Executive Officer. Currently, Mr. Mark M. Hedstrom serves as our Non-Executive Chairman and Mr. Mazzei serves as our Chief Executive Officer and President.

The Nominating & Corporate Governance Committee and Board have nominated Ms. Rice to serve as Independent Chairperson upon re-election at the 2021 Annual Meeting, and believes we will benefit from her independence, experience, knowledge, leadership and vision. Our Board believes that having Mr. Mazzei as Chief Executive Officer, with over 35 years of experience in commercial real estate finance and having served as executive officer, director and in other senior leadership

Corporate Governance

positions at a series of commercial real estate financing and banking institutions, best serves the interests of the Company. Our Board periodically evaluates the Company’s leadership structure and will periodically evaluate the Chairperson and Chief Executive Officer positions, including determining whether the separate roles continue to serve the best interests of the Company.

LEAD INDEPENDENT DIRECTOR AND TRANSITION TO INDEPENDENT CHAIRPERSON

To promote the independence of our Board and appropriate oversight of management, the independent directors have annually selected a Lead Independent Director, currently Ms. Rice, to facilitate free and open discussion and communication among the independent directors of our Board and management. Beginning as of the 2021 Annual Meeting, the Nominating & Corporate Governance Committee and Board has nominated Ms. Rice to serve as Independent Chairperson of the Company upon re-election. The Independent Chairperson shall handle comprehensive responsibilities leading the Board as well as preside at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our Independent Chairperson or any of our other independent directors. In 2020, our independent directors met twelve (12) times in executive session without management present following Board and/or committee meetings and met outside of regularly scheduled Board and committee meetings on certain occasions. If applicable, our Independent Chairperson will discuss issues that arise during those meetings with our Chief Executive Officer. Our Independent Chairperson also discusses Board meeting agendas with our Secretary and may request the inclusion of additional agenda items for meetings of our Board. Upon establishing the Independent Chairperson role beginning as of the 2021 Annual Meeting, the Company will not maintain a separate additional lead independent director role.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk, risk ratings and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is communicated to our Board. Our Board, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks. Our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board and/or committee meetings. Members of our management team generally attend all Board meetings and are readily available to our Board to address any questions or concerns raised by our Board on risk management and any other matters.

Our Audit Committee assists the Board’s oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. In addition, the Audit Committee has established and maintains procedures for the receipt of complaints and submissions of concerns regarding accounting and auditing matters. Pursuant to its charter, the Audit Committee also considers our policies with respect to financial reporting risk assessment and risk management.

In addition, the Compensation Committee also ensures that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

VOTING STANDARD FOR ELECTION OF DIRECTORS

Our bylaws provide that, in any uncontested election of directors, a director nominee will be elected by a majority of all of the votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. If in any uncontested election of directors an incumbent director does not receive a majority of the votes cast by stockholders entitled to vote with respect to the election of that director, our Corporate Governance Guidelines require such director to tender his or her resignation within three days after certification of the results. To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. In any contested election of directors, directors will be elected by a plurality of votes cast at a meeting of stockholders.

Corporate Governance

DIRECTORS OFFER OF RESIGNATION POLICY

Our Corporate Governance Guidelines provide that, whenever a member of the Board (i) accepts a position with a company that is competitive to the business(es) then engaged in by the Company or (ii) violates the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to the members of the Board from time to time, he or she shall offer his or her resignation to the Nominating and Corporate Governance Committee. The director shall be expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation in this regard.

DIRECTOR NOMINATION PROCEDURES

The Board has adopted the charter of the Nominating and Corporate Governance Committee that sets forth the criteria to be used for considering potential director candidates. The criteria further the Nominating and Corporate Governance Committee’s goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must have the highest personal and professional integrity, a demonstrated exceptional ability and judgment and an ability to be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders.

In addition to the aforementioned qualifications, the Nominating and Corporate Governance Committee shall assess the nominee’s independence and may consider, among other things, the following, all in the context of an assessment of the perceived needs of the Board at that time:

•	diversity, age, background, skill and experience;
•	personal qualities, high ethical standards and characteristics, accomplishments and reputation in the business community;
•	knowledge and contacts in the communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;
•	ability and willingness to devote sufficient time to serve on the Board and committees of the Board;
•	knowledge and expertise in various areas deemed appropriate by the Board; and
•	fit of the individual’s skills, experience and personality with those of other directors in maintaining an effective, collegial and responsive Board.

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the Board and (c) stockholders of the Company. All candidates submitted by stockholders will be evaluated in the same manner as all other director candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms as it deems necessary or appropriate in its sole discretion, including any search firm to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

COMMUNICATIONS WITH OUR BOARD

Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Lead Independent Director (and beginning as of the 2021 Annual Meeting, the Independent Chairperson) or any other member or all members of our Board by writing to any of them at c/o General Counsel at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022. All such communications received by the office of our General Counsel will be opened solely for the purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). The Lead Independent Director (and beginning as of the 2021 Annual Meeting, the Independent Chairperson) will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

POLICY FOR REVIEW OF RELATED PERSON TRANSACTIONS

Pursuant to our Audit Committee’s charter, our Audit Committee must review reports and disclosures of related party transactions and consider any potential conflicts of interest involving our executive officers or any member of our Board. The Audit Committee must review and consider for approval any related party transaction between us and any executive officer or

Corporate Governance

director. When reviewing and evaluating a related party transaction, our Audit Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director’s or officer’s involvement in the transaction. In the event any such related party transaction involves a member of the Audit Committee, the transaction must be approved by a majority of the disinterested members of the Audit Committee.

To facilitate our Audit Committee’s review of related party transactions, on an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, has an interest. In addition, pursuant to our Code of Business Conduct and Ethics, all potential conflict of interest situations, including related party transactions, must be disclosed to our General Counsel. To the extent any such potential conflict of interest disclosed to our General Counsel is a proposed related party transaction, the General Counsel will communicate such conflict and the proposed transaction to the Audit Committee. Further, our General Counsel will notify the members of our Audit Committee promptly of any material changes to previously approved or conditionally approved related party transactions.

See “Certain Relationships and Related Transactions” for a description of our related party and certain other transactions.

POLICY ON HEDGING AND PLEDGING OF COMPANY SECURITIES

Pursuant to our Policy on Inside Information and Insider Trading, our directors and employees, including our named executive officers, are prohibited from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account; (iv) other hedging or monetization transactions related to the Company’s securities, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; and (v) pledging our securities to secure margins or other loans, subject to limited exceptions.

Information about Our Board of Directors and its Committees

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board met on twelve (12) occasions, where all directors attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during fiscal year 2020.

Pursuant to our Corporate Governance Guidelines, members of our Board are expected to attend our annual meetings of stockholders. All of our current directors attended the virtual 2020 annual meeting of stockholders, by live webcast.

Our Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee as standing committees. Each of these standing committees has adopted a committee charter, which is available on our website at www.clncredit.com under the heading “Shareholders—Corporate Governance” or by writing to the General Counsel at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022 to request a copy, without charge. In 2019, the Board also appointed a Special Committee to consider a proposed internalization of management, as described further below. Each committee of our Board is composed exclusively of independent directors, as defined by the NYSE listing standards and Section 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The following table shows the current membership of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INDEPENDENT DIRECTOR

Catherine D. Rice(1)	M	M	M

Vernon B. Schwartz	M	C	M

John E. Westerfield	M	M	C

Winston W. Wilson	C, E	M	M

NUMBER OF MEETINGS HELD IN 2020	4	6	5

C        Committee Chair            M        Committee Member            E        Audit Committee Financial Expert

(1)	Lead Independent Director

AUDIT COMMITTEE

The principal purpose of the Audit Committee is to assist the Board in the oversight of:

•	our accounting and financial reporting processes;
•	the integrity of our consolidated financial statements and financial reporting process;
•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	our compliance with financial, legal and regulatory requirements and our ethics program;
•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•	the performance of our internal audit function; and
•	the Company’s overall risk profile and risk management practices.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and is also responsible for reviewing with our independent auditors any audit problems or difficulties they encounter in the course of their audit work. The Audit Committee is also charged with the tasks of reviewing our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal control with management and our independent auditors.

Our Audit Committee’s written charter requires that all members of the committee must satisfy the requirements of the NYSE, the rules and regulations of the SEC and applicable laws relating to independence, financial literacy and experience. All of the members of the Audit Committee meet the foregoing requirements. The Board has determined that Winston W. Wilson is an “audit committee financial expert” as defined by the rules and regulations of the SEC. For information about Mr. Wilson’s experience, see “Board of Directors” above.

During 2020, the Audit Committee met four (4) times, including by telephone (if applicable), and each member of such Audit Committee attended at least 75% of the aggregate number of such meetings.

Information about Our Board of Directors and its Committees

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

The principal purposes of the Nominating and Corporate Governance Committee are to:

•	identify and recommend to the full Board qualified candidates for election as directors and recommend nominees for election as directors at the annual meeting of stockholders;
•	develop and recommend to the Board corporate governance guidelines and implement and monitor such guidelines;
•	review and make recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
•	recommend to the Board nominees for each committee of the Board;
•

annually facilitate the assessment of the Board’s performance as a whole and of individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	oversee the Board’s evaluation of management.

During 2020, the Nominating and Corporate Governance Committee met five (5) times, including by telephone (if applicable), and each member of such Nominating and Corporate Governance Committee attended at least 75% of the aggregate number of such meetings.

COMPENSATION COMMITTEE

The principal purposes of the Compensation Committee are to:

•	oversee the Manager and the management fees and other compensation payable to the Manager;
•

review and approve on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance in light of such goals and objectives and determine and approve the compensation of our Chief Executive Officer based on such evaluation;

•	review and approve the compensation, if any, of all of our executive officers, including our “named executive officers”;
•	implement and administer our incentive compensation equity-based remuneration plans, including the Colony Credit Real Estate, Inc. 2018 Equity Incentive Plan (the “CLNC Incentive Plan”);
•	oversee and assist management in preparing the compensation disclosure and analysis for inclusion in our proxy statement and/or annual report;
•	prepare and submit a report on executive compensation to be included in our proxy statement and/or annual report; and
•	review, evaluate and recommend changes, if appropriate, to the compensation for directors.

In addition, the Compensation Committee shall also ensure that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

The Compensation Committee may delegate its authority to members as it deems appropriate, and any actions taken by a member who has been delegated authority must be reported to the full Compensation Committee at its next regularly scheduled meeting. The Compensation Committee has the sole authority to retain and terminate such outside legal, accounting or other advisors to the Compensation Committee as it deems necessary and advisable in its sole discretion, including compensation consultants. In selecting such advisors or consultants, the Compensation Committee shall consider the independence of such advisor or consultant, as determined by it in its business judgment, in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to the independence of advisors and consultants. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee.

During 2020, the Compensation Committee met six (6) times, including by telephone (if applicable), and each member of such Compensation Committee attended at least 75% of the aggregate number of such meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, the following directors, all of whom are independent directors, served on our Compensation Committee: Ms. Rice and Messrs. Schwartz, Westerfield and Wilson. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Information about Our Board of Directors and its Committees

SPECIAL COMMITTEE

In October 2019, our Board formed a Special Committee, consisting exclusively of independent and disinterested directors, including Ms. Rice and Messrs. Schwartz, Westerfield and Wilson. Ms. Rice serves as the committee chair.

On November 6, 2019, Colony Capital sent a letter to our independent directors proposing to explore with us the possible internalization of the management of the Company and a transfer of Colony Capital’s credit management business to us. The letter provided that an internalization would be subject to, among other things, the negotiation of terms and definitive documentation and approval of our Board of Directors and the board of directors of Colony Capital (or an authorized committee thereof in each case). The Special Committee was formed to explore this internalization proposal as well as other strategic alternatives.

Subsequently, due to ongoing uncertainty surrounding the duration and magnitude of the COVID-19 pandemic and its impact on the global economy, on April 1, 2020, Colony Capital reported in Amendment No. 3 to Schedule 13D (filed with the U.S. Securities and Exchange Commission) that it has postponed any decision regarding a disposition of its management agreement with the Company. On March 4, 2021, Colony Capital reported in Amendment No. 4 to Schedule 13D (filed with the U.S. Securities and Exchange Commission) that it has engaged in, and currently plans to continue to engage in, confidential discussions and negotiations with the Special Committee regarding a possible internalization of management, including, without limitation, a potential disposition or termination of Colony Capital’s management agreement with the Company.

There can be no assurance that the Company and Colony Capital will be able to negotiate and execute a definitive agreement to internalize the management of the Company or that any such internalization would be completed. The Special Committee will continue to consider value-enhancing alternatives for the Company as opportunities arise.

Director Compensation

DIRECTOR COMPENSATION

DETERMINATION OF COMPENSATION AWARDS

The Compensation Committee has responsibility for making recommendations to our Board regarding non-employee director compensation. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill level required by us of members of our Board and competitive pay practice data. The Compensation Committee discusses its recommendations with the Company’s Chief Executive Officer and ultimately makes a recommendation to our Board with respect to all non-employee director compensation. In 2019, the Compensation Committee engaged FTI Consulting as compensation consultant to assist it in reviewing competitive practice data regarding non-employee director compensation and to advise it in connection with making recommendations to our Board with respect to the amount and form of such compensation. The Compensation Committee has maintained the policy and compensation in the form described below since 2018.

NON-EXECUTIVE NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Effective February 2018, the Board adopted a “Non-Executive Independent Director Compensation Policy” that provides that each non-executive director of the Board receives an annual base fee for his or her services of $180,000, with $80,000 payable in cash in quarterly installments in conjunction with quarterly meetings of the Board and $100,000 payable in the form of an annual award of restricted shares of common stock, which will vest in full on the one-year anniversary of the date of grant (anticipated to occur shortly after each annual election of directors), subject to the director’s continued service on the Board. In addition, the chairs of each of the Audit, Compensation, and Nominating and Corporate Governance Committees receive an additional annual cash retainer of $20,000, $15,000 and $15,000, respectively, and the Lead Independent Director receives an additional annual cash retainer of $20,000. The Company also reimburses each of the directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

Mr. Saltzman’s service on the Board ended concurrent with the 2020 annual meeting on May 4, 2020. Messrs. Hedstrom, Mazzei, Witt (whose service began concurrent with the 2020 annual meeting) and Messrs. Tangen and Traenkle (whose service ended concurrent with the 2020 annual meeting) did not receive compensation for their services as directors during 2020.

DIRECTOR COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020

The following information details the compensation received during 2020 as non-employee directors of the Company.

Name	Annual Fees Earned or Paid in Cash	Annual Stock Awards(1)	Total
Richard B. Saltzman(2)	$27,322.50	$0	$27,322.50
Catherine D. Rice	100,000	100,000	200,000
Vernon B. Schwartz	95,000	100,000	195,000
John E. Westerfield	95,000	100,000	195,000
Winston W. Wilson	100,000	100,000	200,000

(1)

Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our directors in 2020. The grant date fair value of awards granted to our independent directors was determined based on the closing price of our common stock on the date of grant as reported by the NYSE. As of December 31, 2020, the stock awards identified herein by Ms. Rice and Messrs. Schwartz, Westerfield and Wilson remain subject to vesting on May 4, 2021. As of December 31, 2020, each independent director owned 23,585 unvested shares of restricted common stock.

(2)	The fees paid in cash to were made for the pro-rated period between January 1, 2020 and May 4, 2020 (Mr. Saltzman’s remaining term of service on the Board).

Executive Compensation

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

For the fiscal year end December 31, 2020 and as of the date hereof, we have no employees and are externally managed by our Manager pursuant to a management agreement (the “Management Agreement”). All of our named executive officers are employees of our Manager or one or more of its affiliates and, in such capacity, devote a portion of their time to our affairs as is required pursuant to the Management Agreement.

Because the Management Agreement with the Manager provides that the Manager is responsible for managing the affairs of the Company, we do not pay, award or provide our executive officers any cash compensation or benefits, and we have no compensation agreements with our executive officers. Additionally, we do not determine the form and amount of compensation and benefits awarded by our Manager or its affiliates to our executive officers for their services to us. Instead, our Manager or its affiliates have discretion to determine the form and level of cash compensation and other benefits paid to and earned by our executive officers for their services to us. Our Manager or its affiliates also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. Instead, the Company pays the Manager management fees and reimbursement amounts, as described below under “Certain Relationships and Related Transactions—Management Agreement with our Manager”.

Pursuant to the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation (including annual base salary, bonus and any related withholding taxes and employee benefits) our Manager pays to its personnel serving as our Chief Financial Officer based on the percentage of such officer’s time spent on our affairs. Our Chief Financial Officer receives no pension or retirement benefits or nonqualified deferred compensation in connection with his service to us, and there are no severance arrangements to make cash payments to our Chief Financial Officer upon his termination or in the event of our change in control.

Our Manager is responsible, and we do not reimburse our Manager or its affiliates, for the cash compensation and benefits awarded to personnel of our Manager and its affiliates who serve as our named executive officers other than that for Mr. Neale W. Redington, our Chief Financial Officer for the fiscal year ended December 31, 2020. In addition, the Management Agreement does not require that any of our named executive officers dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement and does not require a specified amount or percentage of the fees we pay to our Manager to be allocated to our named executive officers. Instead, members of our management team are required to devote such amount of their time to our management as necessary and appropriate, commensurate with our level of activity, noting these individuals also provide investment management and other services to Colony Capital and other investment vehicles that are sponsored, managed or advised by affiliates thereof.

Colony Capital’s compensation philosophy is to seek to align the interests of its professionals (including our executive officers) with those of its investors and investors in the vehicles that it manages, including us. In setting compensation for its professionals, Colony Capital takes into consideration various factors in determining the total compensation payable to its professionals including the type, scope and level of responsibility of the professional on behalf of Colony Capital, the Company, and other managed affiliates, as applicable. Colony Capital evaluates market conditions and individual contributions made by the professional.

Our named executive officers for 2020 were Michael J. Mazzei, our Chief Executive Officer and President, appointed on April 1, 2020; Andrew E. Witt, our Chief Operating Officer, appointed effective April 1, 2020 (having served as interim chief executive officer and president from March 1, 2020 until April 1, 2020), and David A. Palamé, our General Counsel and Secretary. In addition, during 2020, Kevin P. Traenkle, served as our former Chief Executive Officer and President, from January 1, 2020 and resigning effective February 29, 2020, and Neale W. Redington served as our Chief Financial Officer and Treasurer, from January 1, 2020 and resigning effective December 31, 2020. Mr. Saracino was appointed as Chief Financial Officer and Treasurer effective January 1, 2021. Therefore, Mr. Saracino was not a named executive officer in 2020.

In setting compensation for its professionals, including our named executive officers, Colony Capital did not take into account the amount of the management fee we pay to our Manager. For the fiscal year ended December 31, 2020, we incurred a total management fee expense of $29.74 million. We did not pay any incentive compensation fees to our Manager during the fiscal year ended December 31, 2020. For the year ended December 31, 2020, the total reimbursements of expenses incurred by the Manager on behalf of the Company and reimbursable in accordance with the Management Agreement was $9.8 million. Of the reimbursement amount, $530,878 represented our aggregate reimbursement for the salary and other compensation/benefits earned by our former Chief Financial Officer, Mr. Redington, in 2020.

Executive Compensation

EQUITY-BASED COMPENSATION

We have adopted an incentive plan, the CLNC Incentive Plan, under which we may award equity-based and cash-based awards to our and our subsidiaries’ directors, officers, employees, consultants and advisors and directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries. These awards are designed to align the interests of such individuals with those of our stockholders and to provide incentive to eligible persons (including at our Manager and its affiliates) to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company.

Our Compensation Committee may, from time to time, grant our named executive officers and Manager (and/or employees of its affiliates) equity-based awards, including stock options, restricted shares of our common stock, RSUs, stock appreciation rights and other equity-based awards that are exercisable for or settle in shares of our common stock. These awards are designed to align the interests of our named executive officers and such other recipients with those of our stockholders, by allowing each to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers and other personnel to the Company. The Compensation Committee reviews the recommendations of the Company’s Chief Executive Officer, the Manager and outside compensation consultant in determining the appropriate size of the equity award for each executive officer, the Manager (and/or employees of its affiliates), as applicable. These recommendations take into account certain quantitative, qualitative and individual variables, which may include the financial performance of the Company during the prior fiscal year, certain performance standards designed in consultation with the Compensation Committee at the beginning of a subject year, peer benchmarking (including relative total stockholder return evaluations), current market conditions, the performance of each executive officer or other persons and the desire to continue to align the interests of each recipient with our stockholders. Qualitative factors may include portfolio-related performance, operating performance, asset management achievements, capital raising efforts, investor relations, business development, risk management policies and practices, and regulatory compliance. Individual factors may include contributions to the success and development of the Company, such as type, scope and level of responsibility, leadership and development efforts and corporate citizenship. Satisfaction of any single or all variables will not necessarily be determinative alone at arriving at the overall award for any named executive officer, or any grant to the Manager, and the Compensation Committee reserves its right to use its judgment in making equity awards, if any.

In considering equity grants from the Company, the Compensation Committee evaluated the named executive officers and the Manager’s contributions to Company performance during 2020, including Company total shareholder return (including relative to other mortgage REIT peers), loan losses and impairments taken in late 2019 pursuant to a portfolio bifurcation plan to simplify the balance sheet by exiting legacy, non-strategic assets of the Company, deployment of capital in new investments, portfolio management, and overall efforts to maintain balance sheet liquidity through focused risk management activities.

After careful consideration, discussions with the Manager, executive officers and the compensation consultant, and meetings among members of the Compensation Committee, the Compensation Committee elected to not approve any grants of restricted common stock to our named executive officers or the Manager for services provided to the Company in 2020, other than in connection with the appointment of a new chief executive officer and president as noted below.

The Manager completed a search for a permanent chief executive officer and president in early 2020. Concurrently, the Nominating and Corporate Governance Committee and the Board approved the appointment of Mr. Michael J. Mazzei as Chief Executive Officer and President of the Company effective April 1, 2020. The Compensation Committee approved a grant of 143,000 shares of restricted common stock (subject to vesting on the one-year anniversary of the grant date) to Mr. Mazzei following his appointment. The Compensation Committee believed the grant was in the best interests of the Company, providing alignment between Mr. Mazzei and the Company, in particular at the front end of the COVID-19 pandemic where Mr. Mazzei’s experience, prior mortgage REIT leadership and market relationships in the commercial real estate, mortgage REIT and banking industry, among other factors, would contribute to the Company’s efforts in 2020 to prioritize balance sheet liquidity creation, preservation, stabilization and enhanced risk and portfolio management protocols during 2020.

Executive Compensation

SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020

The following table sets forth the compensation for each of our named executive officers for the fiscal year ended December 31, 2020. No named executive officer earned any form of compensation from the Company prior to February 1, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kevin P. Traenkle(2)
Former Chief Executive Officer and President	2020	—	—	—	—	—	—	—	0
	2019	—	—	1,600,275	—	—	—	—	1,600,275
	2018	—	—	1,137,980	—	—	—	—	1,137,980
Michael J. Mazzei(3)
Chief Executive Officer and President	2020	—	—	466,180	—	—	—	—	466,180
Neale W. Redington(4)
Chief Financial Officer and Treasurer	2020	164,092	—	—	—	328,183	—	38,603	530,878
	2019	162,818	—	525,293	—	324,826	—	29,940	1,042,877
	2018	16,794	—	242,530	—	35,469	—	809	295,602
Andrew E. Witt(5)
Chief Operating Officer	2020	—	—	—	—	—	—	—	0
David A. Palamé
General Counsel and Secretary	2020	—	—	—	—	—	—	—	0
	2019	—	—	360,096	—	—	—	—	360,096
	2018	—	—	248,367	—	—	—	—	248,367

(1)

Represents the aggregate grant date fair value of awards of restricted shares of common stock calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718. Each grant date fair value is calculated using the closing price of our common stock on the date of grant as reported by the NYSE.

(2)

Mr. Traenkle was an employee of an affiliate of our Manager until his resignation as Chief Executive Officer and President effective February 29, 2020. In connection with his separation from the Company on February 29, 2020, all of Mr. Traenkle’s unvested stock awards vested in accordance with the terms of his award agreement under the CLNC Incentive Plan as a result of his separate employment agreement with Colony Capital.

(3)

Mr. Mazzei was appointed Chief Executive Officer and President effective April 1, 2020. The Compensation Committee issued a 2020 grant of restricted stock awards to Mr. Mazzei (subject to vesting on the one-year anniversary of the grant date) in connection with such appointment, to further align Mr. Mazzei with the priorities and objectives of the Company.

(4)

Mr. Redington was an employee of an affiliate of our Manager and is not paid compensation by us. Amounts in the “Salary,” “Bonus” and “All Other Compensation” columns represent amounts we reimbursed to the Manager, which is the compensation expense, including annual base salary and bonus, that was allocable to the Company under the Management Agreement based on the percentage of time Mr. Redington spent managing our affairs in 2018, 2019 and 2020, respectively, in his capacity as our Chief Financial Officer until his resignation on December 31, 2020, and which in the case of 2018 followed his appointment on November 9, 2018. For 2019, the amount in “All Other Compensation” column includes our allocable share of expenses in the amount of $14,357 associated with taxes and $15,583 in respect of Company-paid benefits. For 2020, the amount in “All Other Compensation” column includes our allocable share of expenses in the amount of $21,341 associated with taxes and $17,262 in respect of Company-paid benefits.

(5)	Mr. Witt was appointed Chief Operating Officer effective April 1, 2020, having served as interim chief executive officer and president from March 1, 2020 to April 1, 2020.

Executive Compensation

GRANTS OF PLAN-BASED AWARDS DURING CALENDAR YEAR ENDED DECEMBER 31, 2020

The following table represents that no plan-based awards were granted to the Company’s named executive officers during the calendar year ended December 31, 2020, except in connection with a grant to Mr. Mazzei following his appointment as Chief Executive Officer and President on April 1, 2020.

Name	Grant Date	All Other Stock Awards; Number of Shares or Stock or Units (#)	Grant Date Fair Value of Stock or Unit Awards ($)

Kevin P. Traenkle	n/a	0	0

Michael J. Mazzei(1)	4/2/2020	143,000	466,180

Neale W. Redington	n/a	0	0

Andrew E. Witt	n/a	0	0

David A. Palamé	n/a	0	0

(1)

Mr. Mazzei was appointed Chief Executive Officer and President effective April 1, 2020. The Compensation Committee issued the 2020 grant of restricted stock awards to Mr. Mazzei (subject to vesting on the one-year anniversary of the grant date) in connection with such appointment, to further align Mr. Mazzei with the priorities and objectives of the Company.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2020.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Kevin P. Traenkle	3/15/2019	—	—	—	—
	3/15/2018	—	—	—	—

Michael J. Mazzei	4/2/2020	143,000	1,072,500

Neale W. Redington	3/15/2019	22,579	169,343	—	—
	3/15/2018	4,170	31,275	—	—

Andrew E. Witt	3/15/2019	9,334	70,005
	3/15/2018	2,350	17,625

David A. Palamé	3/15/2019	15,478	116,085	—	—
	3/15/2018	4,271	32,033	—	—

(1)

Represents the restricted stock grants that had not vested as of December 31, 2020. These restricted stock grants generally vest in three substantially equal installments on each of the first three anniversaries of the grant date. For additional information on vesting upon specified termination events, see “Potential Payments Upon Termination or Change of Control”.

(2)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 31, 2020, the last trading day of the fiscal year.

Executive Compensation

STOCK VESTED IN CALENDAR YEAR ENDED DECEMBER 31, 2020

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kevin P. Traenkle	142,303	1,701,944

Michael J. Mazzei	—	—

Neale W. Redington	15,458	80,072

Andrew E. Witt	7,017	36,348

David A. Palamé	12,008	62,201

(1)	Based on the closing price of our common stock on the NYSE on the date of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Upon a named executive officer’s termination of employment other than for death or “disability” (as defined in the CLNC Incentive Plan), vesting generally ceases for such person’s restricted stock awards that have not vested. Upon a named executive officer’s death or disability, any of such person’s unvested restricted stock awards will immediately vest.

Upon a “change in control” (as defined in the CLNC Incentive Plan) in which all or a portion of the restricted stock awards and other awards, in each case, with the exception of any “performance award” (as defined in the CLNC Incentive Plan) are not being assumed or continued, all restricted stock shall be deemed to have fully vested effective immediately prior to the occurrence of a change in control. Upon the occurrence of a “change in control” (as defined in the CLNC Incentive Plan) in which certain outstanding awards are being assumed or continued, those awards shall continue in the manner and under the same terms and conditions provided under the CLNC Incentive Plan and applicable award agreement in the event of any change in control to the extent that provision is made in writing in connection with such change in control for the assumption or continuation of such awards, or for the substitution of such awards for new cash-denominated awards of equivalent economic value or common stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, profits interests, and other equity-based awards relating to the stock or other equity interest of a successor entity or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares or units and option and stock appreciation rights exercise prices.

Our named executive officers are not entitled to any additional severance payments or benefits upon termination of employment or a change in control of the Company.

As of December 31, 2020, the cash value of benefits each named executive officer would receive upon death, disability or a change in control in which the awards are not being assumed or continued are set forth above in the table of Outstanding Equity Awards at December 31, 2020. In connection with Mr. Traenkle’s resignation effective February 29, 2020, all of his outstanding unvested stock awards vested in accordance with the terms of his award agreement under the CLNC Incentive Plan as a result of his separate employment agreement with Colony Capital and had a market value of $1,701,944 upon vesting.

Executive Compensation

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information relating to securities remaining available for future issuance under the CLNC Incentive Plan as of the fiscal year ended December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders
CLNC Incentive Plan	—	—	2,317,958(1)

Total	—	—	2,317,958

(1)

Represents shares of our common stock remaining available for issuance as of December 31, 2020, pursuant to the CLNC Incentive Plan, without giving effect to additional shares that become available upon the future expiration, forfeiture, or cancellation of any outstanding awards after December 31, 2020. Pursuant to the CLNC Incentive Plan on January 5, 2021, the Compensation Committee authorized the issuance of 1,450,000 restricted stock units (subject to annual vesting in thirds on the first three anniversaries following the grant date) and 282,000 performance stock units (with a total payout of between 0 and two-times such award subject to vesting and the achievement of performance conditions tested on and as of December 31, 2022), in each case, directly to the Company’s officers and other individual employees (of the Manager) providing services to the Company. For the avoidance of doubt, no awards were issued to the Company’s external Manager.

CHIEF EXECUTIVE OFFICER PAY RATIO

As an externally-managed company, we did not have any employees in 2020 and all of our named executive officers, including our Chief Executive Officer, were employees of our Manager and/or affiliates of our Manager. Accordingly, we have not calculated or included a pay ratio for 2020.

Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K under the Exchange Act with management.

Based on such review and discussions, our Compensation Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee:

Vernon B. Schwartz, Chairman

Catherine D. Rice

John E. Westerfield

Winston W. Wilson

The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 19, 2021, the number and percentage of shares of our common stock and limited liability company units of our Operating Partnership (“OP Units”) beneficially owned by:

•	each director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The following table also sets forth the number and percentage of shares of our common stock beneficially owned by each person, known to us, to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock in each case, based solely on, and as of the date of, such person’s filing of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our common stock:

	Common Share Equivalents(2)			Common Stock
Name and Address of Beneficial Owner(1)	Number		Percentage	Percentage(2)
5% Stockholders

Colony Capital, Inc.	48,010,680	(3)	36.12%	36.97%

BlackRock, Inc.	7,975,585	(4)	6.00%	6.14%

The Vanguard Group	7,303,571	(5)	5.49%	5.62%

Directors, Director Nominees and Executive Officers:
Catherine D. Rice	36,185		*	*
Vernon Schwartz	42,398		*	*
John E. Westerfield	36,185		*	*
Winston W. Wilson	43,151		*	*
Mark M. Hedstrom	34,267		*	*
Michael J. Mazzei	493,000		*	*
Andrew E. Witt	206,530		*	*
Frank V. Saracino	112,298		*	*
David A. Palamé	194,082		*	*
Kevin P. Traenkle(6)	209,490		*	*
Neale W. Redington	83,631		*	*
All directors and executive officers as a group(7)	1,491,217		1.12%	1.14%

*	Less than one percent.

(1)	The address of each of the directors and executive officers is c/o Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, NY 10022.

(2)

The percentages are based on (i) 132,924,758 common share equivalents (comprised of 129,849,135 shares of our common stock outstanding (including restricted shares), and 3,075,623 OP Units convertible to common stock not otherwise held by the Company), and (ii) 129,849,135 shares of our common stock outstanding (including restricted shares), respectively, as of March 19, 2020. Colony Capital owns all issued and outstanding 3,075,623 OP Units.

(3)

Based on information provided in Schedule 13D filed on March 4, 2021 by Colony Capital, Colony Capital Operating Company, LLC, NRF Holdco, LLC, NRF RED REIT Corp. and CLNC Manger, LLC. According to Schedule 13D, Colony beneficially owns 48,010,680 shares (including 3,075,623 shares of the common stock issuable upon conversion of 3,075,623 OP Units) and has shared voting power and share dispositive power with respect to such shares. Based on the information provided in the Schedule 13D filed on March 4, 2021, Colony Capital Operating Company, LLC beneficially owns 48,010,680 shares (including 3,075,623 shares of the common stock issuable upon conversion of 3,075,623 OP Units) and has shared voting power and shared dispositive power with respect to such shares. Based on the Schedule 13D, NRF Holdco, LLC beneficially owns 3,537,045 shares and has shared voting power and shared dispositive power

Security Ownership of Certain Beneficial Owners and Management

with respect to such shares. Based on the Schedule 13D, NRF RED REIT Corp. beneficially owns 3,075,623 shares (in the form of 3,075,623 shares of common stock issuable upon conversion of 3,075,623 OP Units) and has shared voting power and shared dispositive power with respect to such shares. Based on the Schedule 13D, CLNC Manger, LLC beneficially owns 74,190 shares and has shared voting power and shared dispositive power with respect to such shares. The address of Colony is 750 Park of Commerce Drive, Suite 210, Boca Raton, FL, 33487.

(4)

Based on information provided in Schedule 13G filed on February 2, 2021 by BlackRock, Inc. (“BlackRock”). According to Schedule 13G, Blackrock beneficially owns 8,124,095 shares and has sole voting power with respect to 7,975,585 of such shares, shared voting power with respect to 0 of such shares, sole dispositive power over 8,124,095 of such shares and shared dispositive power over 0 of such shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)

Based on information provided in Schedule 13G/A filed on February 10, 2021 by The Vanguard Group (“Vanguard”). According to Schedule 13G, Vanguard beneficially owns 7,303,571 shares and has sole voting power with respect to 0 of such shares, shared voting power with respect to 86,810 of such shares, sole dispositive power over 7,142,923 of such shares and shared dispositive power over 160,648 of such shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Based on information provided on last Form 4 filed on March 10, 2020.

(7)	Total includes directors and executive officers.

Proposal No. 2: Advisory Vote on Executive Compensation

PROPOSAL NO. 2:	Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders an opportunity to indicate whether they support the compensation of our named executive officers, as described in this proxy statement. At our 2019 annual meeting of stockholders, our stockholders voted, on a non-binding advisory basis, to recommend that we hold a “say-on-pay” vote on an annual basis, and the Board approved such recommendation. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement in accordance with the SEC’s compensation disclosure rules. Please see “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2020.

As described under “Executive Compensation—Compensation Discussion and Analysis” elsewhere in this proxy statement, we are externally managed by our Manager pursuant to the Management Agreement. All of our named executive officers are employees of our Manager or one or more of its affiliates and, in such capacity, devote a portion of their time to our affairs as is required pursuant to the Management Agreement. We do not have any employees. Because the Management Agreement with the Manager provides that the Manager is responsible for managing the affairs of the Company, we do not pay, award or provide our executive officers any cash compensation or benefits, and we have no compensation agreements with our executive officers. Additionally, we do not determine the form and amount of compensation and benefits awarded by our Manager or its affiliates to our executive officers for their services to us. Instead, our Manager or its affiliates have discretion to determine the form and level of cash compensation and other benefits paid to and earned by our executive officers for their services to us. Our Manager or its affiliates also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. Instead, the Company pays the Manager management fees and reimbursement amounts, as described above under “Certain Relationships and Related Transactions—Management Agreement with our Manager”.

However, as set forth above under “Executive Compensation—Equity-Based Compensation” elsewhere in this proxy statement, we have adopted an incentive plan, the CLNC Incentive Plan, under which we may award equity-based and cash-based awards to our and our subsidiaries’ directors, officers, employees, consultants and advisors and directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries. These awards are designed to align the interests of such individuals with those of our stockholders and to provide incentive to eligible persons (including at our Manager and its affiliates) to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company.

The Board of Directors recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee values the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast at the meeting is required for approval of the advisory “say on pay” resolution regarding the compensation of our named executive officers. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs)—How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Proposal No. 3: Ratification of Appointment of Our Independent Registered Public Accounting Firm

PROPOSAL NO. 3:	Ratification of Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of our Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of EY will be present at the 2021 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Even if the appointment of EY as our independent registered public accounting firm is ratified, our Board and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of EY is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast at the meeting is required for approval of the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs)—How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board, consistent with the corporate governance rules of the U.S. Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE. A copy of the Audit Committee charter is available on the Company’s website at www.clncredit.com. The Board has determined that all members of the Audit Committee meet the independence standards established by the NYSE.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal control over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee appointed Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, or U.S. GAAP, and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, which was performed by the Manager’s internal audit department with the assistance of Deloitte & Touche LLP for the 2020 year; and (4) the Company’s compliance with legal and regulatory requirements.

In discharging its oversight role, the Audit Committee reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and the reasonableness of significant judgments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee discussed with Ernst & Young LLP its independence from the Company and the Company’s management and Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is filed with the SEC. The Board approved this recommendation.

Audit Committee:

Winston W. Wilson, Chairman

Catherine D. Rice

Vernon B. Schwartz

John E. Westerfield

The report of the Audit Committee does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Independent Registered Public Account Firm’s Fees

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged EY as the Company’s independent registered public accounting firm for the year ended December 31, 2020. EY has served as the Company’s independent registered public accounting firm since its initial appointment in June 2017.

Aggregate fees billed and expected to be billed by EY for the fiscal years ended December 31, 2020 and 2019 were as follows (dollars in thousands):

TYPE OF FEE	2020	2019
Audit Fees(1)	$2,536,450	$2,750,650
Audit-Related Fee	—	—
Tax Fee(3)	356,000	402,738
All Other Fees	—	—

Total	$2,892,450	$3,153,388

(1)

Fees for audit services for the fiscal years ended December 31, 2020 and 2019 include fees associated with the annual audits for such years, including the audit of the Company’s internal control over financial reporting, the quarterly review of the financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with the Company’s management on technical accounting and regulatory issues, review of the Company’s registration statements on Form S-3, and services provided for assistance with and review of other regulatory filings.

(2)

Tax fees represent fees and expenses related to the review and assistance with the preparation of tax returns, tax consulting related to REIT qualification, and general federal, state and foreign tax consulting.

All audit and audit-related services provided by EY in 2020 and 2019 were pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which will be reviewed and reassessed annually by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $250,000. The Chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the Audit Committee may request.

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE COMBINATION

On January 31, 2018, the Company completed the transactions contemplated by that certain Master Combination Agreement, dated as of August 25, 2017, as amended and restated on November 20, 2017 (the “Combination Agreement”), by and among (i) the Company, (ii) the Operating Partnership, (iii) Colony Capital Operating Company, LLC (“CLNY OP”), a Delaware limited liability company and the operating company of Colony Capital, (iv) NRF RED REIT Corp., a Maryland corporation and indirect subsidiary of CLNY OP (“RED REIT”), (v) NorthStar Real Estate Income Trust, Inc., a Maryland corporation (“NorthStar I”), (vi) NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership and the operating partnership of NorthStar I (“NorthStar I OP”), (vii) NorthStar Real Estate Income II, Inc., a Maryland corporation (“NorthStar II”), and (viii) NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership and the operating partnership of NorthStar II (“NorthStar II OP”).

Pursuant to the Combination Agreement, (i) CLNY OP contributed and conveyed to the Company a select portfolio of assets and liabilities (the “CLNY Contributed Portfolio”) of CLNY OP (the “CLNY OP Contribution”), (ii) RED REIT contributed and conveyed to the OP a select portfolio of assets and liabilities of RED REIT (together with the CLNY OP Contribution, the “CLNY Contributions”), (iii) NorthStar I merged with and into the Company, with the Company surviving the merger (the “NorthStar I Merger”), (iv) NorthStar II merged with and into the Company, with the Company surviving the merger (the “NorthStar II Merger” and, together with the NorthStar I Merger, the “Mergers”), and (v) immediately following the Mergers, the Company contributed and conveyed to the OP the CLNY Contributed Portfolio and the equity interests of each of NorthStar I OP and NorthStar II OP then-owned by the Company in exchange for units of membership interest in the OP (the “Company Contribution” and, collectively with the Mergers and the CLNY Contributions, the “Combination”).

RELATED PERSON TRANSACTION POLICY

On January 30, 2018, our Board adopted a written related person transaction policy setting forth the policies and procedures for the review, approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Under the policy, related person transactions will be approved or ratified by the Audit Committee or a majority of the disinterested members of our Board. No investment by our Company will require approval solely because such investment constitutes a co-investment made by and between our Company or any of its subsidiaries, on the one hand, and one or more investment vehicles formed, sponsored or managed by Colony Capital, on the other hand. Prior to January 30, 2018, we did not have a related person transaction policy because the Company was newly formed, did not conduct any operations and had not yet put in place such a policy.

INDEMNIFICATION AGREEMENTS

On and since the Combination on January 31, 2018, we have entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or executive officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our Company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the Company, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our charter or bylaws, a resolution of the Board of Directors or an agreement approved by the Board of Directors.

Certain Relationships and Related Transactions

MANAGEMENT AGREEMENT WITH OUR MANAGER

On January 31, 2018, the Company and the OP entered into a management agreement with the Manager, as amended by that certain amended and restated management agreement on November 6, 2019 (the “Management Agreement”), pursuant to which the Manager manages the Company’s assets and its day-to-day operations. The Manager will be responsible for, among other matters, (1) the selection, origination, acquisition, management and sale of the Company’s portfolio investments, (2) the Company’s financing activities and (3) providing the Company with investment advisory services. The Manager is also responsible for the Company’s day-to-day operations and will perform (or will cause to be performed) such services and activities relating to the Company’s investments and business and affairs as may be appropriate. The Management Agreement requires the Manager to manage the Company’s business affairs in conformity with the investment guidelines and other policies that are approved and monitored by the Board. The Manager and its affiliates also provide the Company with a management team, including a chief executive officer, president and chief financial officer, which persons must be approved by the Board, and currently each of the Company’s executive officers is also an employee of the Manager or its affiliates. The Manager’s role as Manager will be under the supervision and direction of the Company’s Board.

The initial term of the Management Agreement expires on the third anniversary of the closing of the Mergers and will be automatically renewed for a one-year term each anniversary date thereafter unless earlier terminated as described below. The Company’s independent directors review the Manager’s performance and the fees that may be payable to the Manager annually and, following the initial term, the Management Agreement may be terminated if there has been an affirmative vote of at least two-thirds of the Company’s independent directors determining that (1) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company or (2) the compensation payable to the Manager, in the form of base management fees and incentive fees taken as a whole, or the amount thereof, is not fair to the Company, subject to the Manager’s right to prevent such termination due to unfair fees by accepting reduced compensation as agreed to by at least two-thirds of the Company’s independent directors. The Company must provide the Manager 180 days’ prior written notice of any such termination.

The Company may also terminate the Management Agreement for cause (as defined in the Management Agreement) at any time, including during the initial term, without the payment of any termination fee, with at least 30 days’ prior written notice from the Company’s Board. Unless terminated for cause, the Manager will be paid a termination fee as described below. The Manager may terminate the Management Agreement if the Company becomes required to register as an investment company under the Investment Company Act with such termination deemed to occur immediately before such event, in which case the Company would not be required to pay a termination fee. The Manager may decline to renew the Management Agreement by providing the Company with 180 days’ prior written notice, in which case the Company would not be required to pay a termination fee. The Manager may also terminate the Management Agreement with at least 60 days’ prior written notice if the Company breaches the Management Agreement in any material respect or otherwise is unable to perform its obligations thereunder and the breach continues for a period of 30 days after written notice to the Company, in which case the Manager will be paid a termination fee as described below.

Fees to our Manager – Base Management Fee

The base management fee payable to the Manager is equal to 1.5% of the Company’s stockholders’ equity (as defined in the Management Agreement), per annum (0.375% per quarter), payable quarterly in arrears in cash. For purposes of calculating the base management fee, the Company’s stockholders’ equity means: (a) the sum of (1) the net proceeds received by the Company (or, without duplication, the Company’s direct subsidiaries, such as the OP) from all issuances of the Company’s or such subsidiaries’ common and preferred equity securities since inception (allocated on a pro rata basis for such issuances during the calendar quarter of any such issuance), plus (2) the Company’s cumulative core earnings (as defined in the Management Agreement) from and after the Closing Date to the end of the most recently completed calendar quarter, less (b)(1) any distributions to the Company’s common stockholders (or owners of common equity of the Company’s direct subsidiaries, such as the OP, other than the Company or any of such subsidiaries), (2) any amount that the Company or any of the Company’s direct subsidiaries, such as the OP, have paid to (x) repurchase for cash the Company’s common stock or common equity securities of such subsidiaries or (y) repurchase or redeem for cash the Company’s preferred equity securities or preferred equity securities of such subsidiaries, in each case since the Closing Date and (3) any incentive fee (as described below) paid to the Manager since the Closing Date.

For the year ended December 31, 2020, the total management fee expense incurred was $29.7 million. As of December 31, 2020 there was $7.4 million of unpaid management fee included in due to related party in the Company’s consolidated balance sheets.

Certain Relationships and Related Transactions

Fees to our Manager – Incentive Fee

The incentive fee payable to the Manager is equal to the difference between (i) the product of (a) 20% and (b) the difference between (1) core earnings (as defined in the Management Agreement) for the most recent 12-month period (or the Closing Date if it has been less than 12 months since the Closing Date), including the current quarter, and (2) the product of (A) common equity (as defined in the Management Agreement) in the most recent 12-month period (or the Closing Date if it has been less than 12 months since the Closing Date), and (B) 7% per annum and (ii) the sum of any incentive fee paid to the Manager with respect to the first three calendar quarters of the most recent 12-month period (or the Closing Date if it has been less than 12 months since the Closing Date); provided, however, that no incentive fee is payable with respect to any calendar quarter unless core earnings (as defined in the Management Agreement) is greater than zero for the most recently completed 12 calendar quarters (or the Closing Date if it has been less than 12 calendar quarters since the Closing Date).

The Company did not incur any incentive fees during the year ended December 31, 2020.

Reimbursement of Expenses

Reimbursement of expenses related to the Company incurred by the Manager, including legal, accounting, financial, due diligence and other services are paid on the Company’s behalf by the OP or its designee(s). The Company reimburses the Manager for the Company’s allocable share of the salaries and other compensation of the Company’s chief financial officer and certain of its affiliates’ non-investment personnel who spend all or a portion of their time managing the Company’s affairs, and the Company’s share of such costs are based upon the percentage of such time devoted by personnel of our Manager (or its affiliates) to the Company’s affairs. The Company may be required to pay the Company’s pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates required for the Company’s operations, including direct costs incurred for the benefit of certain portfolio investments owned by the Company.

For the year ended December 31, 2020, the total reimbursements of expenses incurred by the Manager on behalf of the Company and reimbursable in accordance with the Management Agreement was $9.8 million.

Termination Fee

We will be required to pay a termination fee equal to three (3) times the sum of (x) the average annual base management fee and (y) the average annual incentive fee, in each case earned by our Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination. Additionally, upon termination of the Management Agreement for any reason, including for cause, we will be required to pay our Manager all accrued and unpaid fees and expense reimbursements earned prior to the date of termination.

Equity-Based Compensation to Our Manager

For services provided by or on behalf of our Manager for the benefit of the Company, in furtherance of recommendations received from our Chief Executive Officer, our Manager and outside compensation consultant, the Compensation Committee elected to not issue any common stock, restricted common stock or other forms of grants to the Manager (and/or its employees) pursuant to the CLNC Incentive Plan in 2020, except for a grant of 143,000 shares of restricted common stock to Mr. Mazzei upon his appointment as Chief Executive Officer and President of the Company in April 2020.

After evaluating Company performance through year end 2020 and to-date in 2021, having applied the principles set forth above in “Executive Compensation—Equity-Based Compensation”, on January 5, 2021, the Compensation Committee authorized the issuance of 1,450,000 restricted stock units (subject to annual vesting in thirds on the first three anniversaries following the grant date) and 282,000 performance stock units (with a total payout of between 0 and two-times such award subject to vesting and the achievement of performance conditions tested on and as of December 31, 2022), in each case, directly to the Company’s officers and other individual employees (of our Manager) providing services to the Company. For the avoidance of doubt, no awards were issued to the Company’s external Manager.

REGISTRATION RIGHTS AGREEMENT

In connection with the closing of the Combination, on January 31, 2018, the Company entered into a registration rights agreement with CLNY OP and RED REIT (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form S-3 that (i) registers for resale the Class A common stock issued in the Combination and the Class A common stock issued upon the conversion of the Class B-3 common stock and (ii) registers the issuance or resale of the Class A common stock issued upon redemption of the OP Units issued in the Combination. Further, pursuant to the Registration Rights Agreement, at the request of a holder, the Company must use commercially reasonable efforts to effect the sale of all or part of the registrable securities through an underwritten public offering under the applicable registration statement; provided, however, that such holders may not exercise such registration rights more than once in any consecutive 120-day period.

Certain Relationships and Related Transactions

Pursuant to the Registration Rights Agreement, CLNY OP and RED REIT are also entitled to receive notice of any proposed underwritten public offering for the Company’s own account or for another security holder. Such holders may request in writing within five business days following receipt of such notice to participate in any underwritten public offering; provided that if the number of shares of common stock as to which registration has been demanded exceeds the maximum number of shares that can be sold in such offering without adversely affecting its success, the shares of common stock requested by CLNY OP or RED REIT may be cutback from such underwritten public offering.

The Company is required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the holders. The Company also is required to indemnify each holder who includes registrable securities in any registration and any person who is or might be deemed a controlling person of such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities incurred in connection with the registration of such holder’s registrable securities.

The registration rights described above will terminate as to any stockholder at such time as all of such stockholder’s securities could be sold in a single calendar quarter without compliance with the registration requirements of the Securities Act pursuant to Rule 144.

TRADEMARK LICENSE AGREEMENT

On January 31, 2018, a subsidiary of our Company entered into license agreements with each of CLNY OP and Colony Capital, pursuant to which CLNY OP and Colony Capital granted us a non-exclusive, royalty-free license to use the name and trademark “Colony”, and the logo for Colony Capital.

Each license agreement provides CLNY OP or Colony Capital, as applicable, with the right to terminate the applicable license agreement in the event that: (1) our Company becomes insolvent or admits its inability to pay its debts; (2) our Company becomes subject to any bankruptcy or insolvency proceeding; (3) our Company is dissolved or liquidated or takes any corporate action for such purpose; (4) our Company makes a general assignment for the benefit of creditors; (5) our Company has an agent appointed by a court to take charge of or sell any material portion of its property or business; or (6) any lawsuit or proceeding is commenced (or claim threatened) relating to the relevant marks or the relevant trademark license agreement. The license agreements automatically terminate (i) upon a change of control of our Company without the consent of CLNY OP or Colony Capital, as applicable, or (ii) in the event the Manager or one of its affiliates ceases to be the external manager of the Company for any reason. CLNY OP and Colony Capital also have the right to terminate the applicable license agreement without cause upon 120 days’ prior written notice.

INVESTMENT ACTIVITY

All investment acquisitions are approved in accordance with the Company’s investment and related party guidelines, which may include approval by either the Audit Committee or disinterested members of the Company’s Board. No investment by the Company will require approval under the related party transaction policy solely because such investment constitutes a co-investment made by and between the Company and any of its subsidiaries, on the one hand, and one or more investment vehicles formed, sponsored, or managed by an affiliate of the Manager on the other hand.

In July 2017, we originated a $189.0 million commitment to an approximately $574 million mezzanine loan and preferred equity investment in a development project in Los Angeles County, which includes a hospitality and retail renovation and a new condominium tower construction (the “Mixed-use Project”). Our investment interests are held through a joint venture (the “Colony Mezzanine Lender”) with affiliates of our Manager. In April 2020, the senior mortgage lender notified the borrower developer that the Mixed-use Project loan funding was out of balance, due to cost overruns from certain hard and soft costs and senior loan interest reserve shortfalls projected through completion. To address the out of balance circumstance during the second quarter of 2020, the Colony Mezzanine Lender made two protective advances to the senior mortgage lender totaling $69.1 million, of which our share was $28.5 million. The Colony Mezzanine Lender placed this investment on nonaccrual status. In June 2020, the senior mortgage lender funded a third protective advance of $15.5 million. Additionally, the loans held by the senior mortgage lender and Colony Mezzanine Lender, respectively, matured on July 9, 2020.

On September 1, 2020, in cooperation with the borrower and the EB-5 lender, the Colony Mezzanine Lender and senior mortgage lender secured $275 million of additional mezzanine financing from a third-party mezzanine lender (the “Senior Mezzanine Lender”). To consummate the new mezzanine financing, the Colony Mezzanine Lender simplified its investment interest by converting its existing preferred equity principal and accrued interest into the existing mezzanine loan, transferred the mezzanine loan to the Senior Mezzanine Lender, who subsequently increased the mezzanine loan amount by $275 million to an approximately $821 million total mezzanine loan (the “Upsized Mezzanine Loan”). The Senior Mezzanine Lender holds a

Certain Relationships and Related Transactions

$275 million A-participation and the Colony Mezzanine Lender (including our interest) continues to hold an approximately $546 million B-participation interest in the Upsized Mezzanine Loan at the Mixed-use Project. The Senior Mezzanine Lender is the sole administrative agent and Upsized Mezzanine Loan owner. The Colony Mezzanine Lender’s B-participation investment continues to carry an interest rate of 12.90% per annum, consistent with our interest rate prior to this mezzanine refinancing event. The B-participation investment is a subordinate interest to the A-participation interest in respect to payments of principal and interest. The Colony Mezzanine Lender is no longer subject to future funding commitments in accordance with the revised budget. As previously reported, the Colony Mezzanine Lender had a remaining unfunded commitment of $39.3 million, of which our share was $14.5 million.

Having recently completed the Upsized Mezzanine Loan refinancing, among other factors, we continue to maintain the nonaccrual status and fair value loss adjustment on our proportionate share of the Colony Mezzanine Lender’s B-participation investment.

In May 2018, the Company acquired an $89.1 million (at par) preferred equity investment in an investment vehicle that owns a seven-property office portfolio located in the New York metropolitan area from an affiliate of the Company’s Manager. The affiliate has a 27.2% ownership interest in the borrower. The preferred equity investment carries a fixed 12.0% interest rate. This investment was sold in the second quarter of 2020.

In July 2018, the Company entered into a joint venture to invest in a development project for land and a Grade A office building in Ireland. The Company agreed to invest up to $69.9 million of the $139.7 million total commitment. The Company co-invested along with two affiliates of the Manager, with the Company owning 50.0% of the joint venture and the affiliate entities owning the remaining 50.0%. The joint venture invested in a senior mortgage loan of $66.7 million with a fixed interest rate of 12.5% and a maturity in December 2021.

In October 2018, the Company entered into a joint venture to invest in a development project for land and a mixed-use development project in Ireland. The Company holds a $189.6 million interest of the $310.9 million total senior loan origination. The Company co-invested along with two affiliates of the Manager, with the Company owning 61.0% of the joint venture and the affiliate entities owning the remaining 39.0%. The land has planning permission for 420 apartments and approximately 380,000 square feet of offices, but the project borrower has applied for planning permission to increase these numbers to approximately 1,000 total residential units across two towers of 40 and 44 stories and 540,000 square feet of offices. These applications are currently under review by the planning authorities. Pre-letting discussions are ongoing in respect to the office building. While the Project Dockland schedule had been extended by approximately six to nine months, as previously disclosed, the majority of enabling works commenced in July 2020 and were on track to be completed in January 2021. The enabling works are currently on hold due to new restrictions (closure of construction sites) imposed by the Irish government in early January 2021 and such restrictions are expected to last through at least through February 2021. During the three months ended September 30, 2020, we placed the senior mortgage loan on nonaccrual status. The aforementioned delay and/or further delays may limit the ability of the borrower to obtain a senior secured development construction facility within the expected timeline as initially underwritten. We and our senior mortgage co-lenders regularly engage in discussions with the borrower to address continuing developments at the project.

Other Matters

OTHER MATTERS

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2022

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2022 annual meeting of stockholders if they are received by the General Counsel, in writing addressed to our principal executive office, on or before November 24, 2021.

Proposals received from stockholders submitted outside of Rule 14a-8 under the Exchange Act or for a director nomination must comply with the advance notice and other requirements set forth in our bylaws in order to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2022 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s Annual Meeting, be submitted to the Secretary of the Company at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022 at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or, based on the date of this year’s Proxy Statement of March 24, 2021, between October 25, 2021 and 5:00 p.m., Eastern Time, on November 24, 2021).

STOCKHOLDER NOMINATIONS AND RECOMMENDATIONS OF POTENTIAL CANDIDATES

The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022. Director recommendations submitted by stockholders must include, among other things, the following:

•	the name, age and business address of the individual(s) recommended for nomination;
•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;
•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition;
•

whether and the extent to which the individual(s) recommended for nomination or the nominating stockholder(s) have engaged in any hedging, derivative or similar transactions involving our securities, including our common stock, since our last annual meeting; and

•

all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to our Board recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the Nominating and Corporate Governance Committee.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended December 31, 2020 is being provided with these proxy materials to stockholders entitled to vote at the 2021 Annual Meeting. In addition, a copy of our Annual Report will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022, Attn: General Counsel.

If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www.astfinancial.com and click on “Login” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to timely file these reports by those due dates by these persons in the most recent fiscal year or prior fiscal years.

Other Matters

Based solely on a review of the copies of the forms received and written representations, we believe that our executive officers, directors and persons who own more than 10% of a registered class of our equity securities have timely filed all reports required by Section 16(a) of the Exchange Act, except for annual grants made to our independent directors on May 13, 2020, in accordance with the Company’s non-executive independent director compensation policy annual awards, which due to a processing error by the Company were filed on October 2, 2020.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717.

WHERE YOU CAN FIND MORE INFORMATION

We make available free of charge through our website at www.clncredit.com under the heading “Shareholders—SEC Filings” the periodic reports and other information we file with the SEC, as required by the Exchange Act. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov.

590 Madison Avenue, 34th Floor

New York, New York 10022

www.clncredit.com

0

COLONY CREDIT REAL ESTATE, INC.

Proxy for Annual Meeting of Stockholders on May 5, 2021

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David A. Palamé, with full power of substitution and power to act alone, as proxy to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Colony Credit Real Estate, Inc., to be held May 5, 2021 at 8:30 A.M. EDT, virtually at https://web.lumiagm.com/286413441 (password: colony2021), and at any adjournments or postponements thereof, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors recommendations listed on the reverse side.

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

COLONY CREDIT REAL ESTATE, INC.

May 5, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2021.

The Notice of Meeting, Proxy Statement and Proxy Card are available at

http://www.astproxyportal.com/ast/CLNC

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00003333333000000000 0 050521

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.		1. To elect five directors from the nominees named in the proxy statement to serve one-year terms expiring at the 2022 annual meeting of stockholders.	FOR	AGAINST	ABSTAIN

		Catherine D. Rice	☐	☐	☐

		Vernon B. Schwartz	☐	☐	☐

		John E. Westerfield	☐	☐	☐

		Winston W. Wilson	☐	☐	☐

		Michael J. Mazzei	☐	☐	☐

		2. Approval of an advisory proposal regarding the compensation paid to Colony Credit Real Estate, Inc.’s named executive officers (the “Say on Pay” proposal).	☐	☐	☐

		3. Ratification of the appointment of Ernst & Young LLP as independent public auditor for the fiscal year ending December 31, 2021.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.